SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2007

UNITED HERITAGE CORPORATION
(Exact name of Company as specified in Charter)

Utah	0-9997	87-0372864
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

200 North Loraine, Suite 400
Midland, Texas 79701
(Address of Principal Executive Offices)

432-686-2618
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On January 19, 2007 Mr. Larry W. Wilton resigned as a member of our Board of Directors. Mr. Wilton was a member of the Audit Committee of the Board of Directors. Mr. Wilton’s resignation was not as a result of a disagreement with us on any matter relating to our operations, policies or practices.

On January 23, 2007 we notified the Nasdaq Stock Market of our failure to comply with the Audit Committee composition requirements mandated by Nasdaq Rule 4350(d)(2)(A). Pursuant to Nasdaq Rule 4350(d)(2)(A), our Audit Committee is required to have three members. As a result of Mr. Wilton’s resignation, our Audit Committee currently has two members. We intend to immediately begin a search for a director who has the qualifications to serve on our Audit Committee. According to Nasdaq Rule 4350(d)(4)(B), following a vacancy we have a period of 180 days to comply with Nasdaq Rule 4350(d)(2)(A).

Item 5.02 Departure of Directors or Principal Officers.

See Item 3.01 as to Mr. Larry W. Wilton.

On January 16, 2007 Mr. Michael Raleigh resigned as a member of our Board of Directors. Mr. Raleigh was not a member of any committee of the Board of Directors. Mr. Raleigh’s resignation was not as a result of a disagreement with us on any matter relating to our operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2007

UNITED HERITAGE CORPORATION

By:	/s/ C. Scott Wilson
C. Scott Wilson, Chief Executive Officer